NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2019

The Annual Meeting of Stockholders of Loral Space & Communications Inc. (“Loral” or the “Company”) will be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:30 A.M., on Thursday,  May 16, 2019, for the purpose of:

1.

Electing to the Board of Directors the two nominees named in the accompanying Proxy Statement who have been nominated by the Board of Directors to continue to serve as Class I directors and whose current terms will expire at the Annual Meeting;

2.	Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and
3.	Acting upon a proposal to approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on March 28, 2019 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

The Board of Directors unanimously recommends that stockholders vote their shares in favor of the election of the Class I  nominees and in favor of Proposals 2 and 3.

This Notice and accompanying Proxy Statement and proxy or voting instruction card will be first mailed to you and to other stockholders of record commencing on or about April 11, 2019.

All stockholders are cordially invited to attend the Annual Meeting. Stockholders may obtain directions to the Annual Meeting by contacting the Company’s investor relations department at (212) 697‑1105. Whether or not you plan to attend, I hope that you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card regarding your voting options.

By Order of the Board of Directors

Michael B. Targoff
Vice Chairman of the Board

April 11, 2019

Loral Space & Communications Inc.

600 Fifth Avenue

New York, New York 10020

PROXY STATEMENT

Questions and Answers About the Annual Meeting and Voting

Why did I receive this proxy statement?

We have sent you this Notice of Annual Meeting and Proxy Statement and proxy or voting instruction card because the Board of Directors (the “Board of Directors” or the “Board”) of Loral Space & Communications Inc. (“Loral” or the “Company”) is soliciting your proxy to vote at our Annual Meeting of Stockholders on May 16, 2019 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.

Who is entitled to vote?

You may vote on each matter properly submitted for stockholder action at the Annual Meeting if you were the record holder of our Voting Common Stock, par value $.01 per share (“Voting Common Stock”), as of the close of business on March 28, 2019. On March 28, 2019, there were 21,427,078 shares of our Voting Common Stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?	Each share of our Voting Common Stock that you own entitles you to one vote on each matter properly submitted for stockholder action at the Annual Meeting.

What am I voting on?	You will be voting on the following:

•     To elect to the Board of Directors the two nominees named in this Proxy Statement who have been nominated by the Board of Directors to continue to serve as Class I directors and whose current terms will expire at the Annual Meeting;

• To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

• To approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in this Proxy Statement.

How do I vote?	You may vote in the following ways:

•     By Mail: If you are a holder of record, you may vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

•     By Telephone or Internet: If you hold your shares in street name, you may be able to provide instructions to vote your shares by telephone or over the Internet. Please follow the instructions on your voting instruction card.



•     At the Annual Meeting: If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the beneficial owner of the shares on March 28, 2019, the record date for voting. You will also need to obtain a proxy from your bank, broker or other nominee to vote the shares you beneficially own at the meeting. Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?

Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of the Class I nominees and “FOR” Proposals 2 and 3.

May I change my vote after I return my proxy or voting instruction card?	You may change your vote at any time before your shares are voted at the Annual Meeting in one of three ways:

• Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

• Submit another proxy by mail, telephone or the Internet (or voting instruction card if you hold your shares in street name) with a later date; or

• Vote in person at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.

What constitutes a quorum?

Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Company issued and outstanding and generally entitled to vote in the election of directors, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq National Market and has not received voting instructions from the beneficial owner.

What vote is required in order to approve Proposals 1 and 2?

Proposal 1 (Election of Directors):  The two nominees named in this Proxy Statement who have been nominated by the Board of Directors to continue to serve as Class I directors will be elected to the Class I directorships by plurality vote. This means that the two nominees with the most votes cast in their favor will be elected to the Class I directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. In the unanticipated event that a director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, or in lieu thereof, the Board may reduce the number of directors.

Proposal 2 (Ratification of Appointment of Deloitte & Touche LLP):  This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.

What is the standard for approving the non-binding, advisory proposal (Proposal 3)?

Proposal 3 (Advisory Vote on Compensation Paid to Named Executive Officers):  This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Voting Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal. The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this advisory resolution, the Board will consider the voting results in their entirety.

May my broker vote my shares?

Brokers may no longer use discretionary authority to vote shares on the election of directors or non-routine matters if they have not received instructions from their clients. It is important, therefore, that you cast your vote if you want it to count in the election of directors (Proposal 1) or in the advisory vote on compensation paid to our named executive officers (Proposal 3). Your broker has the authority to exercise discretion with respect to ratification of appointment of Deloitte & Touche LLP (Proposal 2) if it has not received your instructions for that proposal because that matter is treated as routine under applicable rules.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion. In accordance with our Bylaws, no business (other than the election of the two Class I nominees and Proposals 2 and 3) may be brought before the Annual Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the Board or a committee of the Board.

Who will count the votes?	Computershare will act as the inspector of election and will tabulate the votes.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 16, 2019

The 2019 Proxy Statement, a form of proxy and Loral’s Annual Report on Form 10‑K for the year ended December 31, 2018  are available at:  www.loral.com.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company has three classes of directors serving staggered three-year terms, with each of Class I and Class II consisting of two directorships and Class III consisting of three directorships. The terms of the Class I, II and III directorships expire on the date of the Annual Meeting in 2019,  2020 and 2021, respectively.

At the Annual Meeting, stockholders will be asked to elect the two nominees named in this Proxy Statement who have been nominated by the Board of Directors to continue to serve as Class I directors and whose current terms will expire at the Annual Meeting.  Mr. Arthur L. Simon and Mr. John P. Stenbit, each of whom is a current Class I director, are the nominees to serve as Class I directors for a new three‑year term.  One Class III directorship is currently vacant and will be vacant at the time of the Annual Meeting and until the Board either reduces its size or elects a candidate to fill such vacancy. Each nominee, if elected, will serve for a term of three years and will remain in office until a qualified successor director has been elected or until he or she resigns or is removed from the Board. Class I directors will be elected by plurality vote. The Board of Directors unanimously recommends a vote FOR the director nominees.

Nominees for Election to the Board of Directors in 2019

The following are brief biographical sketches of each of our nominees, including their experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each nominee should, in light of the Company’s business and structure, serve as a director of the Company.

Nominees for Class I  Directorships — Term Expiring in 2022

Arthur L. Simon

Age:	87

Director Since:	November 2005

Class:	Class I

Committees:	Audit Committee (Chairman)

Business Experience:	Mr. Simon is retired. Prior to his retirement, Mr. Simon was a partner at Coopers & Lybrand L.L.P., Certified Public Accountants, from 1968 to 1994.

Other Directorships (previous within the last five years):	Director and member of the Audit and Nominating/Corporate Governance Committees of L3 Technologies, Inc.

Qualifications:

Mr. Simon’s qualifications for service on our Board include his significant experience in the satellite industry, having served as a director of the Company and its predecessors for more than 20 years. He also has significant accounting and internal controls background and expertise, having served in a public accounting firm for 38 years, 25 of which were as a partner, and having co-founded the aerospace/defense contracting group at his former firm. In addition, he brings to the Company substantial business knowledge gained while serving as an independent director of another public company in the aerospace and defense industry.

John P. Stenbit

Age:	78

Director Since:	June 2006

Class:	Class I

Committees:	Audit Committee (Member)

Business Experience:

Mr. Stenbit is a consultant for various government and commercial clients. Mr. Stenbit is also Chairman of the Board of DGI Holdings Inc., a private corporation. From 2001 to his retirement in March 2004, he was Assistant Secretary of Defense of Networks and Information Integration/Department of Defense Chief Information Officer.

Other Directorships (current):	Director and member of the Nomination, Evaluation and Corporate Governance Committee and Compensation and Human Resources Committee of ViaSat, Inc.

Qualifications:

Mr. Stenbit’s qualifications for service on our Board include his significant experience in the aerospace and satellite industries, having previously served as a senior executive of TRW for 10 years in positions with financial oversight responsibilities. He also has had a distinguished career of government service focused on the telecommunications and command and control fields. In addition, he brings to the Company a breadth of business knowledge gained while serving as an independent director of other technology companies.

Continuing Members of the Board of Directors

The following are brief biographical sketches of each of our directors whose term continues beyond 2019 and who is not subject to election this year, including his or her experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each director should, in light of the Company’s business and structure, serve as a director of the Company.

Class II  Directors — Term Expiring in 2020

John D. Harkey, Jr.

Age:	58

Director Since:	November 2005

Class:	Class II

Committees:	Audit Committee (Member), Compensation Committee (Member) and Nominating Committee (Chairman)

Business Experience:	Mr. Harkey has been Chairman and Chief Executive Officer of Consolidated Restaurant Companies, Inc. since 1998.

Other Directorships (current):	Director of Emisphere Technologies, Inc.

Qualifications:

Mr. Harkey’s qualifications for service on our Board include his ability to provide the insight and perspectives of a successful and long-serving active chief executive officer of a major restaurant company. His current and prior experience serving on the boards of several other public companies in diverse industries allows him to offer a broad perspective on corporate governance, risk management and operating matters facing corporations today.

Michael B. Targoff

Age:	74

Director Since:	November 2005

Class:	Class II

Committees:	Executive Committee (Chairman)

Business Experience:

Mr. Targoff has been Vice Chairman of Loral since November 21, 2005 and a consultant to the Company since December 15, 2012. Mr. Targoff was Chief Executive Officer of Loral from March 1, 2006 to December 14, 2012 and President of Loral from January 8, 2008 to December 14, 2012. Mr. Targoff also has been a Director and member of the Audit Committee of Telesat since the Company acquired its interest in Telesat in October 2007. From 1998 to February 2006, Mr. Targoff was founder and principal of Michael B. Targoff & Co., a private investment company.

Qualifications:

Mr. Targoff’s qualifications for service on our Board include his extensive understanding and knowledge of our business and the satellite industry, as well as demonstrated leadership skills and operating experience, acquired during more than 20 years of serving as a senior executive of the Company and its predecessors. As a director of other public and private companies in the telecommunications industry, Mr. Targoff also brings to the Company a broad-based business knowledge and substantial financial expertise.

Class III Directors — Term Expiring in 2021

Mark H. Rachesky, M.D.

Age:	60

Director Since:	November 2005

Class:	Class III

Committees:	Compensation Committee (Chairman) and Executive Committee (Member)

Business Experience:

Dr. Rachesky has been non-executive Chairman of the Board of Loral since March 1, 2006. Dr. Rachesky also has been non-executive Chairman of the Board and a member of the Compensation and Corporate Governance Committee of Telesat Canada (“Telesat”) since the Company acquired its interest in Telesat in October 2007. Dr. Rachesky founded MHR Fund Management LLC (“MHR”) and has been its President since 1996. MHR is an investment manager of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments.

Other Directorships (current):

Director and member of the Governance and Nominating Committee and Compensation Committee of Emisphere Technologies, Inc.; Non-executive Chairman of the Board, co-chairman of the Strategic Advisory Committee and member of the Compensation Committee of Lions Gate Entertainment Corp.; Director and member of the Nominating and Governance Committee and co-chairman of the Finance Committee of Navistar International Corporation; Director and member of the Corporate Governance Committee, Nominating Committee and Compensation Committee of Titan International Inc.

Qualifications:

Dr. Rachesky’s qualifications for service on our Board include his demonstrated leadership skills as well as his extensive financial expertise and broad-based business knowledge and relationships. In addition, as the President of MHR, with a demonstrated investment record in companies engaged in a wide range of businesses for more than 20 years, together with his experience as chairman and director of other public and private companies, Dr. Rachesky brings to the Company broad and insightful perspectives relating to economic, financial and business conditions affecting the Company and its strategic direction.

Janet T. Yeung

Age:	54

Director Since:	May 2015

Class:	Class III

Business Experience:

Since May 2012, Ms. Yeung has been Principal and General Counsel of MHR. From July 2008 to May 2012, Ms. Yeung was Principal and Counsel of MHR. From 2000 to June 2008, Ms. Yeung was Vice President and Deputy General Counsel of Loral and its predecessor.

Qualifications:

Ms. Yeung’s qualifications for service on our Board include her having previously served as an officer of the Company and, as a result, her familiarity with and extensive knowledge of the Company and the satellite industry. In addition, through her broad and deep experience in structuring, negotiating and implementing a wide variety of corporate transactions and financings during her tenure at the Company and at MHR, she has gained a considerable understanding of the matters that face the Company which enable her to offer the Board a broad perspective and advice on corporate governance, risk management and legal matters facing the Company today.

Additional Information Concerning the Board of Directors of the Company

During 2018, the Board of Directors held seven meetings and acted once by unanimous written consent.  All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of which he or she was a member, with the exception of Ms. Yeung who attended five of seven Board meetings. We do not have a policy regarding directors’ attendance at annual meetings. Three members of the Board attended the 2018 Annual Meeting of Stockholders in person, and two members attended the meeting by telephone.

Director Independence

The Company is listed on the Nasdaq Stock Market and complies with the Nasdaq listing requirements regarding independent directors. Under Nasdaq’s Marketplace Rules, the definition of an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has reviewed such information as the Board has deemed appropriate for purposes of determining whether any of the directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including the beneficial ownership by our directors of Voting Common Stock (see “Ownership of Voting Common Stock – Voting Common Stock Ownership by Directors and Executive Officers”) and transactions between the Company on the one hand, and our directors and their affiliates, on the other hand (see “Certain Relationships and Related Party Transactions”). Based on such review, the Board of Directors has determined that all of our current directors, except for Mr. Targoff, were in 2018,  and are currently, independent directors; independent directors, therefore, constitute a majority of our Board. Non‑management directors meet periodically in executive session without members of the Company’s management at the conclusion of regularly scheduled Board meetings. Mr. Targoff is not a member of any of the compensation, nominating or audit committees of the Company.

Indemnification Agreements

We have entered into Officers’ and Directors’ Indemnification Agreements (each, an “Indemnification Agreement”) with our directors and officers (each officer and director with an Indemnification Agreement, an “Indemnitee”). The Indemnification Agreement requires us to indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or is otherwise involved in any Proceeding (as that term is used in the Indemnification Agreement), except with regard to any Proceeding by or in our right to procure a judgment in our favor, against all Expenses and Losses (as those terms are used in the Indemnification Agreement), including judgments, fines, penalties and amounts paid in settlement, subject to certain conditions, actually and reasonably incurred in connection with such Proceeding, if the Indemnitee acted in good faith for a purpose which he or she reasonably believed to be in or not opposed to our best interests. With regard to Proceedings by or in our right, the Indemnification Agreement provides similar terms of indemnification; no indemnification will be made, however, with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to us, unless a court determines that the Indemnitee is entitled to indemnification for such portion of the Expenses as the court deems proper, all as detailed further in the Indemnification Agreement. The Indemnification Agreement also requires us to indemnify an Indemnitee where the Indemnitee is successful, on the merits or otherwise, in the defense of any claim, issue or matter therein, as well as in other circumstances delineated in the Indemnification Agreement. The indemnification provided for by the Indemnification Agreement is subject to certain exclusions detailed therein. Loral Holdings Corporation guarantees the due and punctual payment of all of our obligations under the Indemnification Agreements.

Directors and Officers Liability Insurance

We have purchased insurance from various insurance companies against obligations we might incur as a result of our indemnification obligations of directors and officers for certain liabilities they might incur and insuring such directors and officers for additional liabilities against which they might not be indemnified by us. We have also procured coverage for our own liabilities in certain circumstances. For the period from February 1, 2019 to January 31, 2020, we purchased a director and officer liability policy and a separate fiduciary liability policy. Our cost for the annual insurance premiums for these policies is $525,741 in the aggregate.

Board Leadership Structure

Our Bylaws do not require that the positions of Chairman of the Board and Chief Executive Officer be held by the same person or by different individuals, and our Board does not have a formal policy with respect to the separation or combination of these offices. After our corporate office restructuring resulting from the sale (the “SSL Sale”) in 2012 of our former subsidiary, Space Systems/Loral, LLC (formerly known as Space Systems/Loral, Inc.) (“SSL”), including the termination of Mr. Targoff’s  employment as Chief Executive Officer and President of the Company,  the Board did not believe that going forward it was necessary for the Company to employ a Chief Executive Officer. Thus,  the position of Chief Executive Officer during 2018 was, and currently is, vacant.

Director Compensation

Board and Committee Compensation Structure

The compensation structure adopted by the Board of Directors and in effect for 2018 was designed to achieve the following goals:

•	fairly pay directors for work required for a company of Loral’s size and scope; and
•	provide a compensation structure that is simple, transparent and easy to understand.

The compensation structure in effect for 2018 for service on the Board and its Standing Committees was as follows:

Board and Committee Compensation Structure

			Telephonic
			Meeting Fee
	Annual	In-Person	(over
	Fee(1)	Meeting Fee(2)	30 minutes)(3)	Medical

Board of Directors	$75,000	$1,500	$1,000	Eligible for Loral Medical Plan at Company’s expense if not otherwise employed full-time

Executive Committee	No extra fees unless set on an ad hoc basis by Board of Directors

Audit Committee
Chairman	$70,000	$1,000	$500
Member	$60,000	$1,000	$500

Compensation Committee
Chairman	$5,000	$1,000	$500
Member	$2,000	$1,000	$500

Nominating Committee
Chairman	$5,000	$1,000	$500
Member	$2,000	$1,000	$500

(1)

Annual fees are payable to all directors, including Company employees and consultants; fee is payable in three installments:  on or about the date of the Company’s Annual Meeting of Stockholders and four and eight months thereafter.

(2)	In-person meeting fees are not paid to Company employees or consultants.
(3)

Telephonic meeting fees are not paid to Company employees or consultants. For meetings of less than 30 minutes in duration, per-meeting fees may be paid if, in the discretion of the Chairman of the Board or Committee, as applicable, meaningful preparation was required in advance of the meeting.

Directors Compensation for Fiscal 2018

For fiscal year 2018, Loral provided the compensation set forth in the table below to its directors.

2018 Director Compensation

			All
	Fees		Other
	Earned		Compensation
Name	($)		($)		Total

Mark H. Rachesky, M.D.	$84,000		—		$84,000

Michael B. Targoff	$75,000		$1,440,000	(1)	$1,515,000

John D. Harkey, Jr.	$150,500		—		$150,500

Arthur L. Simon	$153,500		—		$153,500

John P. Stenbit	$151,750	(2)	—		$151,750

Janet T. Yeung	$79,000		—		$79,000

(1)

The amount set forth in the “All Other Compensation” column for Mr. Targoff includes consulting fees of $1,440,000 paid to him under his consulting agreement with the Company for the year ending December 31, 2018 (before deduction of $45,000 in certain net expenses for which he reimbursed the Company). See “Certain Relationships and Related Transactions — Consulting Agreement” for a description of the Company’s consulting agreement with Mr. Targoff.

(2)	Includes $8,250 of fees paid to Mr. Stenbit in 2019 with respect to service in 2018 on a committee other than a standing committee.

Committees of the Board of Directors

The Company’s standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee. The charters of the Audit Committee, the Compensation Committee and the Nominating Committee are available on the Investor Relations — Corporate Governance section of our website at www.loral.com. These documents are also available upon written request to: Investor Relations, Loral Space & Communications Inc.,  600 Fifth Avenue, New York, New York 10020. The Executive Committee does not have a charter. Information concerning these committees is set out below.

Audit Committee

Members:	Arthur L. Simon (Chairman), John D. Harkey, Jr., John P. Stenbit
Number of Meetings in 2018:	Eight meetings and one action by unanimous written consent

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market. Moreover, the Board has determined that one of the Committee’s members, Mr. Simon, qualifies as an “audit committee financial expert” as defined by the SEC.

The Audit Committee is generally responsible for, among other things, (i) the appointment, termination and compensation of the Company’s independent registered public accounting firm and oversight of its services; (ii) approval of any non-audit services to be performed by the independent registered public accounting firm and related compensation; (iii) reviewing the scope of the audit proposed for the current year and its results; (iv) reviewing the adequacy of our disclosure and accounting and financial controls; (v) reviewing the annual and quarterly financial statements and related disclosures with management and the independent registered public accounting firm; (vi) monitoring the Company’s and the independent registered public accounting firm’s annual performance under the requirements of Sarbanes Oxley Act Section 404; and (vii) reviewing the Company’s  internal audit function, which, after the SSL Sale, the Company has outsourced to a major certified public accounting firm, and findings from completed outsourced internal audits. The Audit Committee is also responsible for monitoring and overseeing the Company’s processes and procedures for risk assessment, risk management and compliance (see “Additional Information Concerning the Board of Directors of the Company – Board Role in Risk Oversight”).

In addition, the Audit Committee, with input from management, reviews the Company’s compensation policies and practices for all employees to determine whether such policies and practices encourage excessive or unnecessary risk-taking that could have a material adverse effect on the Company. Based on such review, the Audit Committee believes that such policies and practices are not likely to have a material adverse effect on the Company.

Compensation Committee

Members:	Mark H. Rachesky, M.D. (Chairman), John D. Harkey, Jr.
Number of Meetings in 2018:	Two meetings and one action by unanimous written consent

Our Compensation Committee has primary responsibility for overseeing our executive compensation program, including compensation of our named executive officers described in the “Executive Compensation” section of this Proxy Statement. Our Compensation Committee is composed of independent directors, as determined by Nasdaq listing standards. The Compensation Committee’s responsibilities are set forth in its charter. In order to fulfill its responsibilities pertaining to executive and director compensation, the Compensation Committee:

•	reviews, approves and, when appropriate, recommends to the Board the compensation of officers and other senior executives of the Company;
•	proposes the adoption, amendment and termination of compensation plans and programs and oversees the administration of these plans and programs;
•	reviews, approves and, when appropriate, recommends to the Board the form and amount of all stock incentive awards provided to eligible executives pursuant to applicable stock incentive plans; and
•	reviews and recommends to the Board the form and amount of compensation paid to the Company’s directors.

Our Compensation Committee has the authority to retain a consulting firm to assist it in the evaluation of compensation for our officers and has the authority to approve the consultant’s fees and other retention terms. In 2018, the Compensation Committee did not retain any compensation consultants to assist in general or perform any other compensation analyses or reviews.

Executive Committee

Members:	Michael B. Targoff (Chairman), Mark H. Rachesky, M.D.
Number of Meetings in 2018:	None

The Executive Committee performs such duties as are from time to time determined and assigned to it by the Board of Directors.

Nominating Committee

Members:	John D. Harkey, Jr. (Sole Member and Chairman)
Number of Meetings in 2018:	One meeting

The Nominating Committee assists the Board of Directors in (i) identifying individuals qualified to become members of the Board (consistent with criteria approved by the Board) and (ii) selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders. The Nominating Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. Under its charter, the Nominating Committee seeks director nominees who have demonstrated exceptional ability and judgment. Nominees will be chosen with the primary goal of ensuring that the entire Board collectively serves the interests of the stockholders. Due consideration will be given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating Committee will also assess the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Nominating Committee members may take into account such factors as they determine appropriate, including any recommendations made by the chief executive officer and stockholders of the Company. The Nominating Committee will review all candidates in the same manner, regardless of the source of the recommendation. Individuals recommended by stockholders for nomination as a director will be considered in accordance with the procedures described under “Other Matters – Stockholder Proposals for 2020 Annual Meeting.”

Neither the Nominating Committee nor the Board has a formal policy with regard to the consideration of diversity in identifying director candidates. As discussed above, however, the primary goal of the Nominating Committee is to identify candidates to ensure that the entire Board collectively serves the interests of the stockholders. Thus, in striving to achieve this goal, the Nominating Committee believes it is appropriate to consider a broad range of factors, including, among others, age, experience, skill, judgment and diversity of ethnic and cultural background of candidates for director.

PROPOSAL 2 — INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders will act upon a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company. If the stockholders, by the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal, do not ratify the selection of Deloitte & Touche LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

Background

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019. Deloitte & Touche LLP has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as our independent registered public accounting firm and certain other activities as described below.

In accordance with its charter, the Audit Committee has established pre-approval policies with respect to annual audit, other audit and audit-related services and certain permitted non-audit services to be provided by our independent registered public accounting firm and related fees. The Audit Committee has pre-approved detailed, specific services and fees. Fees related to the annual audits of our consolidated financial statements, including the Section 404 attestation, are specifically approved by the Audit Committee on an annual basis. All fees for pre-approved other audit and audit-related services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the annual audit fee as reported in our most recently filed proxy statement with the SEC. All fees for pre-approved permitted non-audit services are pre-approved annually or more frequently, if required, up to a maximum amount equal to 50% of the fees for audit and audit-related services as reported in our most recently filed proxy statement with the SEC. The Audit Committee also pre-approves any proposed engagement to provide permitted services not included in the approved list of audit and permitted non-audit services and for fees in excess of amounts previously pre-approved. The Audit Committee chairman or another designated committee member may approve these services and related fees and expenses on behalf of the Audit Committee, and the Company promptly reports such approval to the Audit Committee.

Financial Statements and Reports

The financial statements of the Company for the year ended December 31, 2018 and the reports of the independent registered public accounting firm will be presented at the Annual Meeting. Deloitte & Touche LLP will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

Services

During 2017 and 2018, Deloitte & Touche LLP and its affiliates (collectively, “Deloitte”) provided services consisting of the audit of the annual consolidated financial statements and internal controls over financial reporting of the Company, review of the quarterly financial statements of the Company, accounting consultations and consents and other services related to SEC filings by the Company and its subsidiaries and other pertinent matters. Deloitte also provided other permitted services to the Company in 2017 and 2018 consisting primarily of tax compliance, consultation and related services.

Audit Fees

The aggregate fees billed or expected to be billed by Deloitte for professional services rendered for the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting for the fiscal years ended 2017 and 2018, for the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10‑Q for the 2017 and 2018 fiscal years and for accounting research and consultation related to the audits and reviews totaled approximately $954,000 for 2017 and $939,000 for 2018. These fees were approved by the Audit Committee.

Audit-Related Fees

The aggregate fees billed by Deloitte for audit-related services for the fiscal years ended 2017 and 2018 were $135,000 and $38,000, respectively. These fees were approved by the Audit Committee and related to research and consultation on various filings with the SEC and for 2017 also related to an internal control evaluation in connection with an allegation of fraud involving management.

Tax Fees

The aggregate fees billed or expected to be billed by Deloitte for tax-related services for the fiscal years ended 2017 and 2018 were $432,000 and $348,000, respectively. These fees related to tax consultation, preparation of federal and state tax returns and related services and were approved by the Audit Committee.

All Other Fees

There were no fees billed by Deloitte for services rendered to the Company other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended 2017 and 2018.

In its approval of these non-audit services, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 3 — ADVISORY VOTE ON

COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

As required by Rule 14a‑21(a) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), we are seeking an advisory vote on the compensation of the Company’s named executive officers as disclosed in the section of this Proxy Statement titled “Executive Compensation,” including the Summary Compensation Table and narrative discussion that follows the table.

Our compensation program for our named executive officers is designed to (i) retain our named executive officers, who are critical to our long-term success; and (ii) motivate and reward them for achieving our short-term business and long-term strategic goals. We believe that in 2018 our executive compensation program was successful in implementing these objectives.

Stockholders are urged to read the section titled “Executive Compensation” of this Proxy Statement. The Board believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.

Stockholders are being asked to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which disclosure includes the Summary Compensation Table and other executive compensation related discussion, is hereby APPROVED.

Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of the Company’s compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES, ON A NON-BINDING, ADVISORY BASIS, FOR THE PROPOSAL TO APPROVE THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE

The Directors who serve on the Audit Committee are all “independent” for purposes of Nasdaq listing standards and applicable SEC rules and regulations. Among its functions, the Audit Committee reviews the financial reporting process of the Company on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the financial reporting process. The independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States of America and on the effectiveness, in all material respects, of internal control over financial reporting, based on criteria established in “Internal Control – An Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have reviewed and discussed with management the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018, which includes the Company’s audited consolidated financial statements for the year ended December 31, 2018, and management’s assessment of, and the independent audit of, the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018.

For 2018, the Audit Committee operated under a written charter adopted by the Board of Directors which is available on the Company’s website at www.loral.com. All of the responsibilities enumerated in such charter, as in effect during 2018, were fulfilled for the year ended December 31, 2018.

We have reviewed and discussed with management and the independent registered public accounting firm, Deloitte & Touche LLP, the Company’s consolidated financial statements as of and for the year ended December 31, 2018.

We have discussed with the independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Sarbanes-Oxley Act of 2002, Public Company Accounting Oversight Board (United States) (“PCAOB”) Standard No. 16,  Communication with Audit Committees,  Rule 2‑07, Communication with the Audit Committee, of Regulation S-X of the SEC and PCAOB Auditing Standard No. 5,  An Audit of Internal Control over Financial Reporting that is Integrated with an Audit of Financial Statements.

We have received and reviewed the written disclosures from Deloitte & Touche LLP, required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence, and have discussed with the independent registered public accounting firm the firm’s independence.

Based on the activities referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018.

The Audit Committee

Arthur L. Simon, Chairman

John D. Harkey, Jr.

John P. Stenbit

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation awarded or paid to the named executive officers of the Company for services rendered during the Company’s last two completed fiscal years ended December 31, 2018 and 2017. No stock awards, long-term compensation, options or stock appreciation rights were granted to any of the named executive officers during the last two fiscal years.

Summary Compensation Table

				All Other
Name and Principal		Salary	Bonus(1)	Compensation(2)	Total
Position	Year	($)	($)	($)	($)

Avi Katz	2018	$602,133	$470,386	$186,732	$1,259,251
President, General Counsel and Secretary	2017	$587,043	$460,260	$173,770	$1,221,073

John Capogrossi	2018	$417,732	$271,943	$115,465	$805,140
Vice President, Chief Financial Officer and Treasurer	2017	$407,263	$266,089	$107,476	$780,828

Ravinder S. Girgla	2018	$306,129	$199,290	$51,413	$556,832
Vice President and Controller	2017	$265,999	$195,000	$27,555	$488,554

(1)

Amounts in the “Bonus” column in the Summary Compensation Table above represent discretionary annual cash bonus incentives awarded under our Management Incentive Bonus program (described below in “Narrative Disclosure to Summary Compensation Table”).

(2)

The “All Other Compensation” column in the Summary Compensation Table above is, for 2018, comprised of the following components:  (i) for Mr. Katz:  $8,721 in life insurance premiums paid by the Company, $11,001 in Company 401(k) matching contributions and a $167,010 SERP Make-Whole Payment (defined below in “Narrative Disclosure to Summary Compensation Table”); (ii) for Mr. Capogrossi:  $3,315 in life insurance premiums paid by the Company, $11,001 in Company 401(k) matching contributions and a $101,149 SERP Make-Whole Payment; and (iii) for Mr. Girgla:  $2,589 in life insurance premiums paid by the Company, $11,001 in Company 401(k) matching contributions and a $37,823 SERP Make‑Whole Payment.

Narrative Disclosure to Summary Compensation Table

Annual Bonus

We provide a discretionary annual cash bonus incentive for our named executive officers under our Management Incentive Bonus or MIB program to motivate and reward our named executive officers for their efforts towards achieving our annual, short-term corporate goals, as well as our long-term strategic goals. Our Compensation Committee administers the MIB program, sets target bonus opportunities and determines the amounts payable under the MIB program each year, which may be more or less than the target opportunity. The table below sets forth the target bonus opportunity for 2018 for each named executive officer.

Name	Target Bonus Opportunity (as a % of salary)

Avi Katz	60%
John Capogrossi	50%
Ravinder S. Girgla	50%

In March 2019, the Compensation Committee reviewed, on a subjective basis, the individual performance of the participants in the MIB program during 2018, including the named executive officers, and specifically noted their excellent performance in their areas of responsibility, and approved payment of discretionary bonuses to the named executive officers at the same level as in 2017 (with the only adjustments relating to the ordinary course cost of living increase to base salaries). These 2018 bonus awards resulted in a bonus payment to each of Messrs. Katz, Capogrossi and Girgla at an aggregate of 130% of their target bonus opportunities. These bonus amounts are included in the “Bonus” column of the Summary Compensation Table.

Retirement Benefits

The Company maintains two types of qualified retirement plans covering its executive officers:  a defined benefit pension plan and a defined contribution savings plan.

As of December 31, 2018, the qualified defined benefit pension plan covered all of our named executive officers. In 2006, the Company changed this plan, which previously had been administered on a non-contributory basis, to require certain contributions by participants which had the effect of sharing the cost of providing qualified pension benefits with the named executive officers.

As of December 31, 2018, the defined contribution savings plan benefited all named executive officers. Named executive officers who make contributions to this plan receive matching contributions from the Company of up to 6% of a participant’s eligible base salary at a rate of 66⅔%.

As discussed below, named executive officers are also provided with annual SERP Make-Whole Payments, which are included in the “All Other Compensation” column of the Summary Compensation Table.

SERP Make-Whole Payments

Our qualified defined benefit pension plan is subject to the Internal Revenue Code’s limits on covered compensation and benefits payable. Prior to 2014, pension benefits were also provided through a “non-qualified” plan. The non-qualified plan, also known as the Supplemental Executive Retirement Plan (“SERP”), was designed to “restore” the benefit levels that IRS regulations limited in qualified plans. Under the SERP, each participant was entitled to receive the difference, if any, between the full amount of retirement income due under the pension plan formula without application of the IRS limitations and the amount of retirement income payable to the participant under the pension plan formula when applicable Internal Revenue Code limitations are applied. Our Board approved termination of the SERP in December 2012, and final lump sum payouts were made to participants in December 2013.

In January 2014, the Board approved annual make-whole payments (the “SERP Make-Whole Payments”) to employees, including Loral’s named executive officers, who would have earned SERP benefits had the SERP not been terminated. Specifically, with respect to periods after the final lump sum payouts to participants in December 2013, each employee who would have qualified for a SERP accrual for that period receives a cash payment equal to such employee’s annual accrued benefit at age 65 that would have been calculated for that period under the SERP (had it not been terminated) multiplied by a present value factor reflecting the employee’s life expectancy and current age and the discount rate used by the Company in its financial statements at the beginning of the year. The SERP Make‑Whole Payment is paid at the end of the year the benefit is earned, early the following year or upon termination of employment if earlier. Messrs. Katz, Capogrossi and Girgla received SERP Make-Whole Payments in January 2019 with respect to the 2018 fiscal year.

Potential Change in Control and other Post Employment Payments

None of our named executive officers has an employment or other agreement with the Company that provides for potential severance or other post-termination payments.

Loral Severance Policy for Corporate Officers

Severance payments for our named executive officers, as of December 31, 2018, were governed by the Loral Space & Communications Inc. Severance Policy for Corporate Officers (amended and restated as of August 4, 2011). This policy provides for potential severance benefits for the named executive officers following the termination of an eligible officer’s employment by the Company without cause, including termination without cause in connection with or in contemplation of a Corporate Event (defined to include, among other things, a change of control of Loral or the closing or cessation or reduction in the scope of operations, in whole or in part, of Loral’s corporate headquarters), in each case, subject to the execution of a release of claims in favor of the Company.

Pursuant to this policy, in the event of termination without cause,  Messrs. Katz and Capogrossi will be entitled to cash severance payments aggregating to the sum of (x) twelve months’ pay (defined as base salary plus average annual incentive bonus compensation paid over the last two years of employment) and (y) twelve months’ base salary. If such termination is in connection with a Corporate Event, the entire payment will be made in a lump sum within twenty days of termination and will not be subject to mitigation for subsequent employment. To the extent that such termination is not in connection with a Corporate Event, payment will be made in installments as follows. The terminated officer will receive an initial lump sum payment within twenty days of termination, not subject to mitigation, equal to the greater of (A) six months’ pay and (B) the sum of three months’ pay plus two weeks’ base salary for every year of service with the Company plus one twelfth of two weeks’ base salary for every month of service with the Company in excess of his full years of service with the Company. If the officer is unemployed after six months (or if the officer is employed at a rate of pay that is less than his rate of pay immediately prior to termination), the remainder of his cash severance (the “Remainder”) will be paid in biweekly installments over eighteen months beginning on the six-month anniversary of termination, the first thirteen payments, if any, aggregating to the lesser of six months’ pay and such Remainder, and the next twenty-six payments, if any, aggregating to the lesser of one year’s base salary and the excess of the Remainder over six months’ pay. For terminations not in connection with a Corporate Event, the Remainder is subject to reduction by any amount of compensation then being received by the officer from other employment (including self-employment).

Pursuant to this policy, in the event of termination without cause in connection with or in contemplation of a Corporate Event,  Mr. Girgla will be entitled to cash severance payments aggregating to the sum of six months’ pay plus two weeks’ pay for every year of service with the Company plus one twelfth of two weeks’ pay for every month of service with the Company in excess of his full years of service with the Company, and the entire payment will be made in a lump sum within twenty days of termination and will not be subject to mitigation for subsequent employment. If such termination is not in connection with a Corporate Event, Mr. Girgla will be entitled to cash severance payments aggregating to the sum of six months’ pay plus two weeks’ base salary for every year of service with the Company plus one twelfth of two weeks’ base salary for every month of service with the Company in excess of his full years of service with the Company, and payment will be made in installments as follows. Mr. Girgla will receive an initial lump sum payment within twenty days of termination, not subject to mitigation, equal to the sum of three months’ pay plus two weeks’ base salary for every year of service with the Company plus one twelfth of two weeks’ base salary for every month of service with the Company in excess of the officer’s full years of service with the Company. If he is unemployed after three months (or if he is employed at a rate of pay that is less than his rate of pay immediately prior to termination), the remainder of his cash severance will be paid in biweekly installments over twelve weeks beginning on the three-month anniversary of the termination, subject to reduction by any amount of compensation then being received by him from other employment (including self-employment).

Under this policy, a terminated officer will also be entitled to continued participation in the Company’s medical, prescription, dental and vision insurance coverage. The Company offers medical coverage to retirees who are not yet eligible for Medicare, and a terminated officer may, if eligible, elect to participate in the Company’s Retiree Medical Plan by electing to receive benefits from the Loral pension plan. Alternatively, the officer may elect COBRA continuation coverage, and, during the “severance period,” the Company will pay the officer each month an amount equal to the excess, if any, of the full monthly COBRA premiums for such coverage under the Company’s benefit plans under which such medical and dental coverage is provided, as in effect from time to time, over the amount of the portion of such premiums the officer would pay if the officer were an active employee (the “COBRA Reimbursement”).  The term “severance period” during which Messrs. Katz and Capogrossi are entitled to the COBRA Reimbursement means the period ending on the earlier of the date that is 24 months following termination and the date such officer becomes eligible for coverage under the plans offered by a subsequent employer. The term “severance period” during which Mr. Girgla is entitled to the COBRA Reimbursement means the period ending on the earlier of the date that is either (x) 14 months following termination without cause not in connection with a Corporate Event or (y) 18 months following termination without cause in connection with a Corporate Event, and the date he becomes eligible for coverage under the plans offered by a subsequent employer. During the “severance period,” the officer will also be entitled to continued company-provided executive life insurance benefits, to the extent the officer was receiving such benefits prior to his termination.

Other Potential Post-Termination Payments

Our named executive officers are eligible to receive a bonus under our MIB program if they are terminated without cause after six months of service during a bonus year, pro-rated for the period during which they served prior to their termination. In addition, they are entitled to receive any accrued but unpaid SERP Make-Whole Payments with respect to the period during which they served prior to their termination for any reason. The MIB payments and SERP Make-Whole Payments to which Messrs. Katz, Capogrossi and Girgla were entitled as of December 31, 2018  were paid to them in 2019 and are set forth above in the “Bonus” column and in the “All Other Compensation” column, respectively, of the Summary Compensation Table.

No executive officer is entitled to a tax gross-up payment in the event that he becomes subject to any parachute payment excise taxes under Section 4999 of the Internal Revenue Code.

OWNERSHIP OF VOTING COMMON STOCK

Principal Holders of Voting Common Stock

The following table shows, based upon filings made with the Company, certain information as of March 28, 2019 concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of Voting Common Stock because they possessed or shared voting or investment power with respect to the shares of Voting Common Stock.

	Amount and Nature		Percent
	of Beneficial		of
Name and Address	Ownership		Class(1)

Various funds affiliated with
MHR Fund Management LLC and Mark H. Rachesky, M.D.(2)
1345 Avenue of the Americas, 42nd Floor, New York, NY 10105	8,544,419	(3)	39.9	%(3)

Various entities affiliated with Highland Capital Management, L.P. and James D. Dondero(4)
300 Crescent Court, Suite 700, Dallas, TX 75201	2,065,258		9.6%

Mario J. Gabelli and various entities directly or indirectly controlled by him or for which he serves as chief investment officer(5)
One Corporate Center, Rye, NY 10580‑1435	1,753,118		8.2%

Solus Alternative Asset Management LP., Solus GP LLC and Christopher Pucillo(6)
410 Park Avenue, 11th Floor, New York, NY 10022	1,535,202		7.2%

The Vanguard Group(7)
100 Vanguard Boulevard, Malvern, PA 19355	1,134,480		5.3%

(1)

Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d‑3 under the Securities Exchange Act and is based upon the 21,427,078  shares of Voting Common Stock outstanding as of March 28, 2019.

(2)

Information based on Amendment Number 27 to Schedule 13D, filed with the SEC on March 11, 2016, relating to securities held for the accounts of each of MHR Capital Partners Master Account II Holdings LLC (“Master Account II Holdings”), a Delaware limited liability company, MHR Capital Partners (100) LP (“Capital Partners (100)”), MHR Institutional Partners LP (“Institutional Partners”), MHRA LP (“MHRA”), MHRM LP (“MHRM”), MHR Institutional Partners II LP (“Institutional Partners II”), MHR Institutional Partners IIA LP (“Institutional Partners IIA”) and MHR Institutional Partners III LP (“Institutional Partners III”), each (other than Master Account II Holdings) a Delaware limited partnership. MHR Capital Partners Master Account II LP (“Master Account II”), a limited partnership organized in the Republic of the Marshall Islands, is the sole member of Master Account II Holdings, and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the account of Master Account II Holdings. MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account II and Capital Partners (100), and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Master Account II Holdings and Capital Partners (100). MHR Institutional Advisors LLC (“Institutional Advisors”) is the general partner of each of MHR Institutional Partners LP (“Institutional Partners”), MHRA and MHRM, and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Institutional Partners, MHRA and MHRM. MHR Institutional Advisors II LLC (“Institutional Advisors II”) is the general partner of each of Institutional Partners II and Institutional Partners IIA, and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA. MHR Institutional Advisors III LLC (“Institutional Advisors III”) is the general partner of Institutional Partners III, and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the account of Institutional Partners III. MHR is a Delaware limited liability company that is an affiliate of and has an investment management agreement with Master Account II, Capital Partners (100), Institutional Partners, MHRA, MHRM, Institutional Partners II, Institutional Partners IIA and Institutional Partners III, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of Voting Common Stock reported herein and, accordingly, MHR may be deemed to beneficially own the shares of Voting Common Stock reported herein which are held for the account of each of Master Account II Holdings, Capital Partners (100), Institutional Partners, MHRA, MHRM, Institutional Partners II, Institutional Partners IIA and Institutional Partners III. MHR Holdings LLC (“MHR Holdings”), a Delaware limited liability company, is the managing member of MHR and, in such capacity, may be deemed to beneficially own any shares of Voting Common Stock that are deemed to be beneficially owned by MHR.

MHRC LLC (“MHRC”) is the managing member of Advisors and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Master Account II Holdings and Capital Partners (100). MHRC I LLC (“MHRC I”) is the managing member of Institutional Advisors and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of Institutional Partners, MHRA and MHRM. MHRC II LLC (“MHRC II”) is the managing member of Institutional Advisors II and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA.

Mark H. Rachesky, M.D. (“Dr. Rachesky”) is the managing member of MHRC and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Master Account II Holdings and Capital Partners (100). Dr. Rachesky is the managing member of MHRC II and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA. Dr. Rachesky is the manager of MHRC I and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Institutional Partners, MHRA and MHRM. Dr. Rachesky is the managing member of Institutional Advisors III and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the account of Institutional Partners III. Dr. Rachesky is the managing member of MHR Holdings, and, in such capacity, may be deemed to beneficially own the shares of Voting Common Stock held for the accounts of each of Master Account II Holdings, Capital Partners (100), Institutional Partners, MHRA, MHRM, Institutional Partners II, Institutional Partners IIA and Institutional Partners III.

(3)

Includes 8,529,419 shares of Voting Common Stock held by funds affiliated with MHR and 15,000 shares of Voting Common Stock held directly by Dr. Rachesky. Various funds affiliated with MHR also own 9,505,673 shares of Non-Voting Common Stock, which, when taken together with the shares of Voting Common Stock owned by all funds affiliated with MHR, represent approximately 58.4% of the issued and outstanding shares of Voting Common Stock and Non-Voting Common Stock of Loral as of March 28, 2019. Does not include 35,102 restricted stock units awarded to Dr. Rachesky that are payable, in the sole discretion of the Company, in cash or in stock.

(4)

Information based solely on a Schedule 13G/A (Amendment No. 7), filed with the SEC on February 14, 2019, by Highland Global Allocation Fund, Highland Capital Management Fund Advisors, L.P., Strand Advisors XVI, Inc., NexPoint Strategic Opportunities Fund (formerly NexPoint Credit Strategies Fund), NexPoint Advisors, L.P., NexPoint Advisors GP, LLC, Highland Capital Management, L.P., Strand Advisors, Inc. and James D. Dondero (collectively, the “Highland Reporting Persons”). According to the Schedule 13G/A, Mr. Dondero may be deemed to be the beneficial owner of, and he has shared power to vote and dispose of, the aggregate 2,065,258 shares of Voting Common Stock held by the Highland Reporting Persons.

(5)

Information based solely on Amendment No. 3 to Schedule 13D filed with the SEC on August 9, 2018 by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer (collectively, the “Gabelli Reporting Persons”). According to Amendment No. 3 to Schedule 13D, the Gabelli Reporting Persons beneficially own shares of Voting Common Stock as follows:  GAMCO Asset Management Inc. (“GAMCO”) beneficially owns 845,598 shares of Voting Common Stock; Gabelli Funds, LLC (“Gabelli Funds”) beneficially owns 722,052 shares of Voting Common Stock; Gabelli & Company Investment Advisors, Inc. beneficially owns 150,668 shares of Voting Common Stock; Mr. Gabelli owns 400 shares of Voting Common Stock; GAMCO Investors, Inc. (“GBL”) beneficially owns 2,500 shares of Voting Common Stock; Gabelli Foundation, Inc. (“Foundation”) beneficially owns 2,000 shares of Voting Common Stock; MJG Associates, Inc. (“MJG Associates”) beneficially owns 29,300 shares of Voting Common Stock; and Associated Capital Group, Inc. (“AC”) beneficially owns 600 shares of Voting Common Stock. Mr. Gabelli is deemed to be the beneficial owner of all of the shares of Voting Common Stock owned beneficially by each of the foregoing Gabelli Reporting Persons. Each of the Gabelli Reporting Persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares of Voting Common Stock reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that (i) GAMCO does not have the authority to vote 66,700 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares of Voting Common Stock held by certain funds for which it provides advisory services (the “Funds”) so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in Loral and, in that event, the proxy voting committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the proxy voting committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli, AC, GBL and GGCP, Inc. is indirect with respect to shares of Voting Common Stock beneficially owned directly by other Gabelli Reporting Persons.

(6)

Information based solely on a Schedule 13G/A (Amendment No. 11), filed with the SEC on February 14, 2019, by Solus Alternative Asset Management LP, Solus GP LLC and Christopher Pucillo (the “Solus Reporting Persons”) relating to securities held, as of December 31, 2018, by certain investment funds and/or accounts managed on a discretionary basis. According to the Schedule 13G/A, the Solus Reporting Persons have shared voting and dispositive power with respect to the shares held, and one such account, SOLA LTD, had the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of more than 5% of the Voting Common Stock.

(7)

Information based solely on a Schedule 13G, filed with the SEC on February 11, 2019, by The Vanguard Group (the “Vanguard Group”) relating to securities held, as of December 31, 2018. According to the Schedule 13G, the Vanguard Group has sole voting power with respect to 29,951 shares held, shared voting power with respect to 5,600 shares held, sole dispositive power with respect to 1,103,563 shares held and shared dispositive power with respect to 30,917 shares held. According the Schedule 13G, Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the Vanguard Group, is the beneficial owner of 25,317 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of the Vanguard Group, is the beneficial owners of 10,234 shares as a result of its serving as investment manager of Australian investment offerings.

Voting Common Stock Ownership by Directors and Executive Officers

The following table presents the number of shares of Voting Common Stock beneficially owned by the directors, the nominees for director, the named executive officers and all directors, nominees for director and named executive officers as a group as of March 28, 2019. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.

	Amount and Nature
	of Beneficial		Percent of
Name of Individual	Ownership		Class(1)

John Capogrossi	7,803		*

Ravinder S. Girgla	0		*

John D. Harkey, Jr.	6,000	(2)	*

Avi Katz	0		*

Mark H. Rachesky, M.D.	8,544,419	(3)	39.9%

Arthur L. Simon	0	(4)	*

John P. Stenbit	6,000	(5)	*

Michael B. Targoff	124,766	(6)	*

Janet T. Yeung	13,885		*

All directors, named executive officers and other executive officers as a group (9 persons)	8,702,873	(7)	40.6%

*Represents holdings of less than one percent.

(1)

Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d‑3 under the Securities Exchange Act and is based upon the 21,427,078 shares of Voting Common Stock outstanding as of March 28, 2019.

(2)	Does not include 14,040 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock.
(3)

Includes 8,529,419 shares of Voting Common Stock held by funds affiliated with MHR and 15,000 shares of Voting Common Stock held directly by Dr. Rachesky. Does not include 35,102 vested restricted stock units held directly by Dr. Rachesky, payable, in the sole discretion of the Company, in cash or in stock. Does not include 9,505,673 shares of Non-Voting Common Stock held by funds affiliated with MHR. Dr. Rachesky is deemed to be the beneficial owner of Voting Common Stock and Non-Voting Common Stock held by the funds affiliated with MHR by virtue of his status as the managing member of MHRC, MHRC II, Institutional Advisors III and MHR Holdings and as manager of MHRC I. See “Ownership of Voting Common Stock – Principal Holders of Voting Common Stock” above.

(4)	Does not include 12,080 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock.
(5)

Includes 6,000 shares of Voting Common Stock owned by a trust for the benefit of Mr. Stenbit’s wife of which Mr. Stenbit disclaims beneficial ownership. Does not include 14,040 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock.

(6)

Includes 81,872 shares owned directly, 17,000 shares owned by a trust of which Mr. Targoff is a trustee and of which Mr. Targoff disclaims beneficial ownership and 25,894 shares owned by a charitable foundation of which Mr. Targoff is president and of which Mr. Targoff disclaims beneficial ownership.

(7)	Does not include 75,262 vested restricted stock units, payable, in the sole discretion of the Company, in cash or in stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MHR Fund Management LLC

In connection with the transaction in which Loral acquired its interest in Telesat, on October 31, 2007, Loral and certain of its subsidiaries, Public Sector Pension Investment Board (“PSP”) and one of its subsidiaries, two third-party investors, Telesat and MHR entered into a Shareholders Agreement (the “Shareholders Agreement”). Under the Shareholders Agreement, subject to certain exceptions, in the event that either (i) ownership or control, directly or indirectly, by Dr. Rachesky of Loral’s voting stock falls below certain levels other than in connection with certain specified circumstances, including an acquisition by a Strategic Competitor (as defined in the Shareholders Agreement) or (ii) there is a change in the composition of a majority of the members of the Loral Board over a consecutive two-year period without the approval of the incumbent directors, Loral will lose its veto rights relating to certain extraordinary actions by Telesat. In addition, after either of these events, PSP will have certain rights to enable it to exit from its investment in Telesat, including a right to cause Telesat to conduct an initial public offering in which PSP’s shares would be the first shares offered or, if no such offering has occurred within one year due to a lack of cooperation from Loral or Telesat, to cause the sale of Telesat and to drag along the other shareholders in such sale, subject to Loral’s right to call PSP’s shares at fair market value.

The Shareholders Agreement provides for a board of directors of Telesat consisting of 10 directors, three nominated by Loral, three nominated by PSP and four independent directors to be selected by a nominating committee comprised of one PSP nominee, one nominee of Loral and one of the independent directors then in office. Each party to the Shareholders Agreement is obligated to vote all of its Telesat shares for the election of the directors nominated by the nominating committee. Pursuant to action by the board of directors taken on October 31, 2007, Dr. Rachesky, who is non-executive Chairman of the Board of Loral, was appointed non-executive Chairman of the Board of Directors of Telesat. In addition, Mr. Targoff, Loral’s Vice Chairman, serves on the board of directors of Telesat.

Dr. Rachesky, President of MHR, and Ms. Yeung, a principal and General Counsel of MHR, are directors of Loral and, in that capacity, received compensation from Loral. See “Director Compensation” above.

Consulting Agreement

On December 14, 2012, Loral entered into a consulting agreement with Michael B. Targoff, Vice Chairman of the Company and former Chief Executive Officer and President. Pursuant to this agreement, Mr. Targoff is engaged as a part-time consultant to the Board to assist the Board with respect to the oversight of strategic matters relating to Telesat and XTAR. Under the consulting agreement, Mr. Targoff receives consulting fees of $120,000 per month before deduction of certain net expenses for which he reimburses the Company. For the year ended December 31, 2018,  Mr. Targoff earned $1,440,000 (before his expense reimbursement to Loral of $45,000).

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who own more than 10% of our Voting Common Stock to file reports with the SEC. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, Loral believes that, during 2018, all filing requirements were met on a timely basis.

Solicitation of Proxies

The Company pays all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our Voting Common Stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. We did not retain a proxy solicitor in connection with the 2019 Annual Meeting.

Stockholder Proposals for 2020 Annual Meeting

Any stockholder who intends to present a proposal for inclusion in our proxy materials for our 2020 Annual Meeting of Stockholders pursuant to Rule 14a‑8 under the Securities Exchange Act must deliver the proposal to the Corporate Secretary of the Company at our principal executive offices, located at Loral Space & Communications Inc.,  600 Fifth Avenue, New York, New York 10020, not later than December 13, 2019. The notice and the proposal must satisfy the requirements specified in Rule 14a‑8.

Any stockholder who intends to nominate a candidate for director election at the 2020 Annual Meeting of Stockholders or who intends to submit a proposal pursuant to our Bylaws without including such proposal in our proxy materials pursuant to Rule 14a‑8 must deliver timely notice of the nomination or the proposal to the Corporate Secretary of the Company at our principal executive offices, located at Loral Space & Communications Inc.,  600 Fifth Avenue, New York, New York 10020,  in the form provided in, and by the date required by, our Bylaws. To be timely, a stockholder’s notice must be delivered not later than the close of business on the ninetieth (90th) day (February 16, 2020), nor earlier than the close of business on the one hundred twentieth (120th) day (January 17, 2020), prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. The written notice must include certain information and satisfy the requirements set forth in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Corporate Secretary of the Company.

Communications with the Board

Stockholders and other interested parties wishing to communicate with the Board of Directors, the non‑management directors or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors or to the particular Board member and mailing the correspondence to Loral Space & Communications Inc.,  600 Fifth Avenue, New York, New York 10020, Attention: President, General Counsel and Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.

Code of Ethics

Loral has adopted a Code of Conduct for all of its employees, including all of its executive officers. This Code of Conduct is available on the Investor Relations — Corporate Governance section of our web site at www.loral.com. Any amendments or waivers to this Code of Conduct with respect to Loral’s principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions) will be posted on such web site. One may also obtain, without charge, a copy of this Code of Conduct by contacting our Investor Relations Department at (212) 697‑1105.

Householding

Under SEC rules, a single set of proxy statements and annual reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. At the present time, we do not “household” for any of our stockholders of record. If a stockholder holds shares in street name, however, such beneficial holder’s bank, broker or other nominee may be delivering only one copy of our Proxy Statement and Annual Report on Form 10‑K to multiple stockholders of the same household who share the same address, and may continue to do so, unless such stockholder’s bank, broker or other nominee has received contrary instructions from one or more of the affected stockholders in the household. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our Annual Report on Form 10‑K to a stockholder at a shared address to which a single copy of the documents was delivered. A beneficial holder who wishes to receive a separate copy of our Proxy Statement and Annual Report on Form 10‑K, now or in the future, should submit this request by writing to Loral Space & Communications Inc.,  600 Fifth Avenue, New York, New York 10020, Attention: Investor Relations Department, or by calling our Investor Relations Department at (212) 697‑1105. Beneficial holders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their bank, broker or other nominee directly to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Stockholders of record receiving multiple copies of our Proxy Statement and Annual Report on Form 10‑K may request householding by contacting our Investor Relations Department either in writing or by telephone at the above address or phone number.

lllllllllllllllllllllllllllllllllllllllllllllllllllllllllll Loral Space & Communications Inc. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION,DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals -The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3. + 1. Election of Two Class.I Directors: For Withhold For Withhold 3.Acting upon a proposal to approve, on a non-binding, advisory basis, compensation of the Company's named executive officers as described in the Company's Proxy Statement. 01-Arthur L.·Simon 02 - John P. Stenbit For Withhold For Against Abstain For Against Abstain 2. Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31,2019. B Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name or names appear hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign. Date (mm/dd/yyyy) - Please print date below. / / Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 11 ----1-1 ---• + 1 U PX 4 1 5 4 1 7 2 0313AA

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Loral Space & Communications Inc. Notice of 2019 Annual Meeting of Stockholders Revocable Proxy Solicited by Board of Directors for Annual Meeting - May 16, 2019 Avi Katz and John Capogrossi, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Annual Meeting of Stockholders of LORAL SPACE & COMMUNICATIONS INC. (the "Company"), to be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:30 A.M., on Thursday, May 16, 2019 and at all adjournments or postponements thereof, in the manner provided below and in such person's or persons' sole discretion upon any other matter that may properly come before such meeting or any adjournment or postponement thereof, including to vote for the election of a substitute nominee for director as such person or persons may select in the event a nominee becomes unable to serve. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this PROXY will be voted FOR the election of nominees listed hereon and FOR Proposals 2 and 3. The Board of Directors recommends that stockholders vote their shares in favor of the election of the Class·I Directors that have been nominated by the Board and in favor of Proposals 2 and 3. The stockholder(s) signed on the reverse side of this proxy acknowledge(s) receipt of the Notice of Annual Meeting and accompanying Proxy Statement. (Items to be voted appear on reverse side.)

111111111111111111111111111111111111111111111111111111111111 Loral Space & Communications Inc. llllllllllllllllllllllllllllllllllllll lllllllllllllllllllllllllllllllC123456789 I IMPORTANT ANNUAL MEETING INFORMATION I 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE SACKPACK _ _ 1• ••11 ••1.1 ••11••1 ••1.1.1 • • • •11 ••1.1 ••11 ••1 ••111 •• •1 MRASAMPLE DESIGNATION (IF ANY) ADD 1 ADD2 ADD3 ADD4 ADD5 ADD6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-3. + 1. Election of Two Class I Directors: For Withhold For Withhold 01 - Arthur L. Simon 02 - John-Stenbit For Against Abstain For Against Abstain 2. Acting upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. 3. Acting upon a proposal to approve, on a non-binding, advisory basis, compensation of the Company's named executive officers as described in the Company's Proxy Statement. B Non-Voting Items Change of Address - Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below Please sign exactly as name or names appear hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such; if by a corporation, by an authorized officer; if by a partnership, in partnership name by an authorized person. For joint owners, all co-owners must sign. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. / / c 1234567890 JNT 4 1 5 4 1 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 11111111111111111111111111111111 03139A 1 U PX

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Loral Space & Communications Inc. Notice of 2019. Annual Meeting of Stockholders Revocable Proxy Solicited by Board of Directors for Annual Meeting - May 16, 2019 Avi Katz and John Capogrossi, and each of them, are hereby appointed the proxies of the undersigned, with full power of substitution on behalf of the undersigned to vote, as designated below, all the shares of the undersigned at the Annual Meeting of Stockholders of LORAL SPACE & COMMUNICATIONS INC. (the "Company"), to be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:30 A.M., on Thursday, May 16, 2019 and at all adjournments or postponements thereof, in the manner provided below and in such person's or persons' sole discretion upon any other matter that may properly come before such meeting or any adjournment or postponement thereof, including to vote for the election of a substitute nominee for director as such person or persons may select in the event a nominee becomes unable to serve. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this PROXY will be voted FOR the election of nominees listed hereon and FOR Proposals 2 and 3. The Board of Directors recommends that stockholders vote their shares in favor of the election of the Class I Directors that have been nominated by the Board and in favor of Proposals 2 and 3. The stockholder(s) signed on the reverse side of this proxy acknowledge(s) receipt of the Notice of Annual Meeting and accompanying Proxy Statement. (Items to be voted appear on reverse side.